                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 OneWave, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                 ONEWAVE, INC.
                            ONE ARSENAL MARKETPLACE
                              WATERTOWN, MA 02172

                                                          June 26, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of OneWave, Inc. (the "Annual Meeting") to be held on July 24, 1998, at 3:00 p.m. eastern time, at Exchange Place, 53 State Street, Boston, MA 02109.

  The Annual Meeting has been called for the purpose of (i) electing one Class II Director for a three-year term, (ii) approving the payment of compensation to Lennart Mengwall as an executive officer of the Company in accordance with
Section 203 of the Delaware General Corporation Law and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on June 18, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the nominee of the Board of Directors as a Director of the Company, and "FOR" the approval of the payment of compensation to Lennart Mengwall.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          /s/ Lennart Mengwall
                                          Chairman and Chief Executive Officer

                                 ONEWAVE, INC.
                            ONE ARSENAL MARKETPLACE
                              WATERTOWN, MA 02172
                                (617) 923-6500

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON FRIDAY, JULY 24, 1998

  Notice Is Hereby Given that the Annual Meeting of Stockholders of OneWave, Inc. (the "Company") will be held on Friday, July 24, 1998, 3:00 p.m. eastern time, at Exchange Place, 53 State Street, Boston, MA 02109 (the "Annual Meeting") for the purpose of considering and voting upon:

  1. The election of one Class II Director for a three-year term;

  2. The approval of the payment of compensation to Lennart Mengwall as an executive officer of the Company in accordance with Section 203 of the Delaware General Corporation Law; and

  3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on June 18, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors
                                          /s/ David W. Chapman
                                          Corporate Secretary

Watertown, MA
June 26, 1998

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                 ONEWAVE, INC.
                            ONE ARSENAL MARKETPLACE
                              WATERTOWN, MA 02172
                                (617) 923-6500

                               ----------------
                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, JULY 24, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OneWave, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Friday, July 24, 1998, 3:00 p.m. eastern time, at Exchange Place, 53 State Street, Boston, MA 02109, and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of one Class II Director of the Company for a three-year term, with such term to continue until the annual meeting of stockholders to be held in the year 2000 (the "2000 Annual Meeting") and until such Director's successor is duly elected and qualified; and

    2. The approval of the payment of compensation to Lennart Mengwall as an executive officer of the Company in accordance with Section 203 of the Delaware General Corporation Law; and

    3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about June 26, 1998 in connection with the notice of, and solicitation of proxies for, the Annual Meeting. The Board of Directors has fixed the close of business on June 18, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's Common Stock, par value $.001 per share ("Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 14,394,570 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 135 stockholders of record. Each holder of shares of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to the matters submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, (i) directors are elected by a plurality of the votes cast for the election of the Class II Director and (ii) under the Delaware General Corporation Law, the affirmative vote of 66 2/3% of the outstanding shares of Common Stock not owned by Avix Ventures, L.P. or its affiliates is necessary to approve the payment of compensation to Lennart Mengwall.

  Avix Ventures, L.P. currently owns 7,748,871 shares of Common Stock of the Company which represents 53.83% of the outstanding shares of Common Stock. Avix Ventures, L.P. holds such shares as a result of an acquisition of shares of Common Stock from certain stockholders of the Company on June 5, 1997. Lennart Mengwall and Kevin Azzouz are general partners of Avix Associates, L.P., which is in turn the general partner of Avix Ventures, L.P. See "Certain Transactions" below.

  Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which the instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will have no effect on the outcome of the election of the Director. With respect to Proposal 2, abstentions and broker non-votes will have the effect of a vote against the proposal.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT STATED THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE PAYMENT OF COMPENSATION TO LENNART MENGWALL. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF A DIRECTOR AND THE PAYMENT OF COMPENSATION TO LENNART MENGWALL WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked by the stockholder of record represented by such proxy at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1997 ("Fiscal 1997"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation materials.

                                  PROPOSAL 1

                             ELECTION OF DIRECTOR

  The Board of Directors of the Company (the "Board") is divided into three classes and is comprised of two Directors in Class I and one Director in each of Classes II and III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, one Class II Director will be elected to serve until the 2001 Annual Meeting and until such Director's successor is duly elected and qualified. The Board has nominated Kevin Azzouz (the "Nominee") for re-election as a Class II Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of the Nominee as a Director. The Nominee has agreed to stand for election and to serve, if elected, as a Director. However, if the Nominee fails to stand for election or is unable to accept election, proxies will be voted for the election of such other person as the Board may recommend.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the Nominee as a Director of the Company.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE OF THE BOARD AS A DIRECTOR OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

  The Board held twelve meetings during Fiscal 1997. During Fiscal 1997, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Company's Board has established an Audit Committee and a Compensation Committee.

  The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Audit Committee consists of Lennart Mengwall and Ofer Nemirovsky, and held five meetings during Fiscal 1997.

  The Compensation Committee reviews and recommends the compensation arrangements for all Directors and officers, approves such arrangements for other senior level employees and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company. The Compensation Committee also determines the options or stock to be issued to eligible persons under the OneWave, Inc. 1995 Stock Plan (the "1995 Plan"), the OneWave, Inc. 1996 Stock Plan (the "1996 Plan"), construes and interprets the 1995 Plan and the 1996 Plan (collectively, the "Stock Plans"), and prescribes the terms and conditions of such options or stock. The Compensation Committee also administers the OneWave, Inc. Employee Stock Purchase Plan. In addition, the Compensation Committee establishes, amends and revokes rules and regulations for the administration of all such plans. The Compensation Committee consists of Stephen R. Levy and Kevin Azzouz, and held one meeting during Fiscal 1997. In addition, during Fiscal 1997 compensation related matters were generally addressed by the full Board.

  Directors who are officers or employees of the Company receive no compensation for service as Directors. Generally, Directors who are not officers or employees of the Company receive such compensation for their services as the Board may from time to time determine. Each of Ofer Nemirovsky and Stephen Levy (the "Non-Employee Directors") received a fee of $2,500 for meetings attended during Fiscal 1997. In addition, each of the Non-Employee Directors has been granted an option to purchase 7,000 shares of Common Stock at an exercise price of $12.00 per share. Each Non-Employee Director also automatically receives on January 1 of each year an option to purchase 1,700 shares of Common Stock at an exercise price per share equal to the fair market value of the underlying Common Stock as determined under the 1996 Plan. Each of these options vests annually in equal installments over a four-year period and expires ten years from the date of grant. All Directors are reimbursed for expenses incurred in connection with attendance at meetings.

  Stephen R. Levy has indicated his intention to resign from the Board effective immediately following the Annual Meeting. The Board is in active discussions with a potential candidate to fill the anticipated vacancy to result from Mr. Levy's resignation.

  Set forth below is certain information regarding the Directors of the Company, including the Class II Director who has been nominated for the election at the Annual Meeting, based on information furnished by them to the Company.

                                                                       DIRECTOR
   NAME                                                          AGE    SINCE
   ----                                                          ---  ----------
   CLASS I-TERM EXPIRES 2000
   Ofer Nemirovsky..............................................  38  March 1996
   Lennart Mengwall.............................................  55  May 1997
   CLASS II-TERM EXPIRES 1998
   Kevin Azzouz*................................................  38  May 1997
   CLASS III-TERM EXPIRES 1999
   Stephen R. Levy..............................................  57  May 1996

--------
* Nominee for re-election

  The principal occupation and business experience for at least the last five years of each Director of the Company is set forth below.

  Lennart Mengwall has served as Chairman of the Board, Chief Executive Officer and President since May 1997. Mr. Mengwall formerly served as the Chairman and Chief Executive Officer of Quest Development Corp. from 1989 to 1993. Mr. Mengwall is presently a general partner of Avix Associates, L.P., which is in turn the general partner of Avix Ventures, L.P., a principal stockholder of the Company.

  Kevin Azzouz has served as a Director of the Company since May 1997. Mr. Azzouz formerly served as the President of Quest Development Corp. from 1989 to 1994. From 1994 to March 1996, Mr. Azzouz served as the President and Chief Operating Officer of Arcada Software. Mr. Azzouz is presently a general partner of Avix Associates, L.P., which is in turn the general partner of Avix Ventures, L.P., a principal stockholder of the Company.

  Stephen R. Levy has served as a Director of the Company since May 1996. Since 1995, Mr. Levy has been a private investor and consultant. Mr. Levy previously served BBN Corporation (formerly Bolt Beranek and Newman Inc.) as President and Chief Executive Officer from 1976 to 1983, as Chairman of the Board and Chief Executive Officer from 1983 to 1993, as Chairman of the Board, President and Chief Executive Officer in 1993, and as Chairman of the Board from 1994 to 1995. Mr. Levy also serves as a director of ThermoOptek Corporation.

  Ofer Nemirovsky has served as a Director of the Company since March 1996. Mr. Nemirovsky is a Managing Director of HarbourVest Partners, LLC and Hancock Venture Partners, Inc. ("HVP"). Prior to joining HVP in 1986, Mr. Nemirovsky held various computer sales and marketing positions at Hewlett-Packard. He is currently a director of several privately held companies.

                              EXECUTIVE OFFICERS

  Set forth below is certain information regarding the executive officers of the Company as of December 31, 1997.

EXECUTIVE OFFICERS

  NAME                   AGE                      POSITION
  ----                   ---                      --------
Lennart Mengwall........  55 Chairman of the Board and Chief Executive Officer
Peter Marton............  44 President of Consulting Services Group
Joseph W. Seebach.......  36 Vice President and President of Sales and Marketing
David W. Chapman........  34 Chief Financial Officer, Treasurer and Secretary

  The principal occupation and business experience for the last five years of the Company's executive officers, other than such officers who also served as Directors, is set forth below.

  Joseph W. Seebach joined the Company as Senior Vice President in July 1997 and assumed the position of President of Software Products Group in October 1997. Prior to joining the Company, Mr. Seebach served as General Manager, Consumer Products Division of Seagate Software from January 1997 to July 1997, Vice President, Strategic Accounts of Seagate Software from 1996 to 1997, Vice President, Strategic Business of Arcada Software from 1994 to 1996 and Director of Software Development and Director of OEM Sales of Quest Development Corp. from 1993 to 1994.

  Peter D. Marton joined the Company as President of Consulting Services in March 1998. Prior to joining the Company, Mr. Marton served as Senior Vice President, Commercial Consulting and Systems Integration Venture, of Fidelity Investments. From January 1996 to August 1996, Mr. Marton served as President and Chief Executive Officer of Global Village, Inc. From 1990 to January 1996, Mr. Marton served as Group Vice President of Operations of Cambridge Technology Partners.

  David W. Chapman was appointed as the Company's Chief Financial Officer in March 1998 and has served as the Controller of the Company since September 1995. Mr. Chapman was appointed as Secretary of the Company in February 1998. From December 1993 to August 1995, Mr. Chapman was the Accounting Manager of Astrum International. Mr. Chapman was also associated with the accounting firm of Deloitte & Touche from 1988 to 1993.

                            EXECUTIVE COMPENSATION

  The following sections of this Proxy Statement set forth and describe the compensation paid or awarded to the Company's Chief Executive Officer and the other most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1997 ("named executive officers").

SUMMARY COMPENSATION

  Summary Compensation. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other named executive officers during each of fiscal years ended December 31, 1997 and December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                      LONG TERM
                                                     COMPENSATION
                                                        AWARDS
                                                     ------------
                               ANNUAL COMPENSATION    SECURITIES
                             -----------------------  UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($) BONUS($)  OPTIONS(#)  COMPENSATION($)(3)
---------------------------  ---- --------- -------- ------------ ------------------
Lennart Mengwall,
 Chairman of the Board
 and Chief Executive
 Officer(1)............      1997       --       --         --              --
Joseph W. Seebach, Vice
 President of Sales and
 Marketing(1)..........      1997   83,078   75,000    350,000              --
Klaus P. Besier, Former
 Chairman of the Board
 Chief Executive
 Officer and
 President(2)..........      1997   87,474       --    500,000              --
                             1996  188,654       --    330,000          18,064

--------
(1) Messrs. Mengwall and Seebach were not employed by the Company during fiscal year 1996.
(2) Mr. Besier resigned from the Company during Fiscal 1997. The options to purchase an aggregate of 330,000 shares of Common Stock that were granted to Mr. Besier during 1996 were cancelled and re-issued during 1997.
(3) Includes taxable relocation expense reimbursement and Company contributions to the Company's 401(k) plan on behalf of the executives.

  Option Grants. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the named executive officers of the Company who received options during Fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                            POTENTIAL REALIZABLE
                                       PERCENT                             VALUE AT ASSUMED ANNUAL
                         NUMBER OF     OF TOTAL                                OF STOCK PRICE
                         SECURITIES    OPTIONS       EXERCISE                 APPRECIATION FOR
                         UNDERLYING    GRANTED        RATES                    OPTION TERM(1)
                          OPTIONS    TO EMPLOYEES    OR BASE    EXPIRATION -----------------------
  NAME                   GRANTED(#) IN FISCAL YEAR PRICE ($/SH)    DATE      5%($)       10%($)
  ----                   ---------- -------------- ------------ ---------- ---------  ------------
Joseph W. Seebach(2)....  350,000       14.83%        2.625      7/22/07      577,797    1,464,251
Klaus P. Besier(3)......  500,000       21.19%        2.063       9/7/97           --           --

--------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% for the exercise price of such options over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.
(2) Represents (i) an option to purchase 100,000 restricted shares exercisable upon the grant date; and (ii) an option to purchase 250,000 shares vesting equally over sixteen quarterly installments from the date of hire.
(3) In connection with the termination of employment of Mr. Besier: (i) Mr. Besier's vested and unexercised options to purchase 82,500 shares expired in September 1997, and his unvested options to purchase 417,500 shares were canceled immediately upon termination of employment in June 1997.

  Option Exercises and Option Values. The following table sets forth information concerning the number of underlying shares and value of unexercised options to purchase Common Stock of the Company held by the named executive officers as of December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                                     OPTIONS AT DECEMBER 31, 1997         AT DECEMBER 31, 1997($)(1)
                         SHARES ACQUIRED    VALUE    ---------------------------------    --------------------------------
          NAME           ON EXERCISE(#)  REALIZED($)  EXERCISABLE      UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
          ----           --------------- -----------  -----------     ----------------    -------------     --------------
Joseph W. Seebach.......     100,000          --           --              250,000              --                 --

--------
(1) Based on the last reported sale price on the Nasdaq National Market on December 31, 1997 of $1.625 less the option exercise price.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  The Company has entered into letter agreements with each of its executive officers (other than Lennart Mengwall, the Company's Chairman and Chief Executive Officer), providing for base salary, bonus, incentive compensation and relocation expense reimbursement, as applicable. The letter agreements with each of Joseph Seebach and Peter Marton dated July 8, 1997 and February 9, 1998, respectively, provide for certain severance benefits, including base salary for one year (and in the case of Mr. Seebach, the acceleration of certain options), in the event of a termination of employment within eighteen months of a change of control. In the event Mr. Seebach is terminated without cause at any time during the initial 24 months of employment, he is entitled to receive his base salary and continued vesting of his options for the duration of such 24 month period or six months after termination, whichever is later. In the event Mr. Marton is terminated without cause at any time during the initial twelve months of employment, he is entitled to receive his base salary for the duration of such twelve month period or six months after termination, whichever is later. Under an agreement dated February 26, 1998, David W. Chapman is entitled to receive his base salary for six months after termination of his employment for any reason other than gross misconduct.

  Under the Company's standard Employee Agreement, each of the executives is subject to provisions concerning the ownership, use and disclosure of the Company's confidential information and intellectual property, and a one-year restriction on competition with the Company following termination of employment for any reason.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of the Company currently consists of Stephen R. Levy and Kevin Azzouz.

  Compensation Policies for Executive Officers. The Compensation Committee's executive compensation philosophy is: (i) to provide competitive levels of compensation that integrate pay with the individual executive's performance and the Company's annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the software industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options.

  The compensation of the Company's executive officers (other than Lennart Mengwall, the Company's Chairman and Chief Executive Officer) is currently comprised of annual base salary, annual performance incentives in the form of cash bonuses, and long-term performance incentives in the form of stock option grants under the Stock Plans.

  The Compensation Committee has determined that the base salaries of executive officers should be set at levels that are competitive with those in the software industry. In addition, the Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock options to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance. The Compensation Committee also has determined that any stock option or other equity-based compensation should involve long-term vesting to encourage tenure and enhancement of stockholder value over the long-term.

  Base Salary and Bonuses. Base salaries for executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities within the software industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officers and any change in the responsibilities assumed by the executive officers. Salary adjustments are normally determined and made on an annual basis.

  The base salary, bonuses and incentive compensation for each of the Company's executive officers were established pursuant to agreements as described under "Employment Agreements With Executive Officers." The base salaries and other compensation to the Company's executive officers were determined with reference to the compensation of executives of similar companies in the software industry.

  Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; and give executives a long-term incentive to encourage tenure; and align the interests of the Company's executives with those of its stockholders. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance, and awards reflect individual performance reviews. The Compensation

Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practices. Stock options typically vest over four years in order to encourage performance over the long-term. Stock options generally have been granted with a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the grant date.

  Compensation of Chief Executive Officer. Lennart Mengwall, the Company's Chairman and Chief Executive Officer, currently receives no compensation in view of certain potential restrictions under the Delaware General Corporation Law. See Proposal 2 below.

REPORT ON TEN-YEAR OPTION REPRICING

  The members of the Compensation Committee of the Board of Directors of the Company, whose names are set forth below, have provided the following report on option repricings.

  The table below sets forth information pertaining to all repricings of options held by an executive officer during all fiscal years since the Company's initial public offering in 1996. Options are considered to be repriced whenever the Company adjusts or amends the exercise price of stock options previously granted to employees, whether through amendment, cancellation or replacement grants, or any other means. Since its initial public offering, Fiscal 1997 is the first year in which the Company has repriced any outstanding options.

  In Fiscal 1997, the Compensation Committee reviewed the stock options granted to employees and concluded that it was advisable to ensure that such options continued to provide strong incentives tied to the Company's performance and stockholder value in view of the fact that a significant number of the outstanding options granted to employees had exercise prices well above the trading prices for the Company's Common Stock. Accordingly, the Company effected a plan in Fiscal 1997 under which employees were offered the opportunity to reprice outstanding options with exercise prices above the trading prices for the Company's Common Stock (the "1997 Option Repricing").

  On March 10, 1997, the Company effectively repriced such options by issuing replacement options with exercise prices fixed at the fair market value of the Company's Common Stock on such date and cancelling the previously granted options. Employees holding options to purchase less than 10,000 shares Common Stock were granted replacement options to purchase the same number of shares underlying the cancelled options, whereas employees holding options to purchase 10,000 or more shares of Common Stock were issued replacement options to purchase fewer shares, such number of shares determined by multiplying the number of shares underlying the cancelled options by a ratio of the new exercise price to the old exercise price. Such replacement options provided for the same vesting schedules as the options which were canceled.

  The following table sets forth the information regarding options held by any current executive officer which were repriced pursuant to the 1997 Option Repricing.

                               OPTION REPRICINGS

                                                                                 LENGTH OF
                                  NUMBER OF                                       ORIGINAL
                                 SECURITIES  MARKET PRICE   EXERCISE            OPTION TERM
                                 UNDERLYING  OF STOCK AT     PRICE       NEW    REMAINING AT
                                   OPTIONS     TIME OF     AT TIME OF  EXERCISE   DATE OF
                          DATE   REPRICED(#) REPRICING($) REPRICING($) PRICE($) REPRICING(1)
                         ------- ----------- ------------ ------------ -------- ------------
David W. Chapman........ 3/10/97    6,666       $2.50       $  4.50     $2.50     8 years
                         3/10/97    6,666       $2.50       $  7.50     $2.50     9 years
                         3/10/97      100       $2.50       $13.125     $2.50     9 years
                         3/10/97   10,000       $2.50       $ 16.00     $2.50     9 years

--------
(1) The term of each of the original options was 10 years. The length of the original option term remaining on the date of repricing is an approximation.

Submitted by the Compensation Committee:

                 STEPHEN R. LEVY              KEVIN AZZOUZ

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Since May 10, 1996 all executive officer compensation decisions have been made by the Compensation Committee or the full Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. The current members of the Compensation Committee are Stephen R. Levy and Kevin Azzouz. Following the Avix Acquisition (described in Proposal 2 below), Kevin Azzouz was the Acting Chief Executive Officer, President and Treasurer of the Company from June 1997 to October 1997. See "Certain Relationships and Related Transactions" below. No other member of the Compensation Committee was or is an officer of the Company. Prior to May 10, 1996 and the creation of the Compensation Committee, all Directors participated in deliberations of the Company's Board of Directors concerning executive compensation.

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies included within the Nasdaq Computer & Data Processing Industry Stock Index, for the period commencing July 3, 1996 and ending December 31, 1997. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq Computer & Data Processing Industry Stock Index on July 3, 1996, the date of the Company's initial public offering, and the reinvestment of all dividends.


                             [GRAPH APPEARS HERE]



CRSP Total Returns Index for:            07/30/96    12/31/96    06/30/97    12/31/97
OneWave, Inc.                             100.0         43.4        14.9       9.0
Nasdaq Stock Market (US Companies)        100.0        109.0       122.0     133.8
Nasdaq Computer and Data
 Processing Stocks                        100.0        106.8       127.1     131.2


                                 MARKET VALUE

  On December 31, 1997, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $1.625.

                                  PROPOSAL 2

                       COMPENSATION OF LENNART MENGWALL

BACKGROUND

  On June 5, 1997, Avix Ventures, L.P. ("Avix") consummated the acquisition of 7,748,871 shares of Common Stock of the Company pursuant to an agreement dated April 22, 1997 by and among Avix Ventures, L.P. and certain stockholders of the Company (the "Avix Acquisition"). Lennart Mengwall and Kevin Azzouz are general partners of Avix Associates, L.P., which is in turn the general partner of Avix. See "Certain Relationships and Related Transactions" below.

  Section 203 of the Delaware General Corporation Law ("Section 203") prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A person is deemed to be an "interested stockholder" if he owns, directly or indirectly, through affiliates, fifteen percent (15%) or more of the outstanding voting stock of such corporation. By virtue of the Avix Acquisition and his affiliation with Avix, Lennart Mengwall, the Company's Chairman and Chief Executive Officer, is an interested stockholder of the Company under Section 203.

  A "business combination" is broadly defined in Section 203 to include any receipt by an interested stockholder of the benefit, directly or indirectly, of any "loans, advances, guarantees, pledges or other financial benefits" provided by the corporation. The Company does not believe that the definition of "business combination" should include the payment of compensation for services rendered as an officer of the Company. However, because the precise meaning of "other financial benefits" is unclear, the matter is not free from doubt. As a result and in order to remove any uncertainty concerning the matter, the Board has voted to present Proposal 2 to the stockholders of the Company.

PROPOSAL

  Lennart Mengwall currently does not receive any compensation for services rendered to the Company in his capacity as Chairman and Chief Executive Officer. The Board proposes that the stockholders of the Company approve the payment of compensation to Mr. Mengwall which is, in the judgment of the Compensation Committee, comparable to the compensation paid to persons serving in similar capacities for similarly situated companies.

  Proposal 2 will not be approved in accordance with Section 203 unless the Proposal receives the affirmative vote of holders of 66 2/3% of the outstanding shares of Common Stock which is not owned as of the Record Date by Avix or its affiliates (including Lennart Mengwall and Kevin Azzouz). Accordingly, the affirmative vote of 66 2/3% of 6,645,699 shares (or 4,430,466 shares) of Common Stock is required to approve Proposal 2. This Proposal was first approved by the Company's disinterested Directors, Ofer Nemirovsky and Stephen R. Levy, and thereafter unanimously approved by the entire Board of Directors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In January 1996, a principal stockholder sold 960,000 shares of Common Stock to Klaus Besier, the former Chief Executive Officer and President of the Company, at a purchase price of $1.50 per share, for an aggregate purchase price of $1,440,000. At the time of such purchase, the Common Stock had a fair market value of $7.50 per share. As an inducement to Mr. Besier to accept the Company's employment offer, the Company agreed to lend Mr. Besier up to $2,560,000 to fund the amount of income tax liability incurred by Mr. Besier in connection with this stock purchase based upon the difference between the purchase price for the shares and the fair market value of the shares at the time of such purchase. In April 1997, the Company extended a loan of $2,507,000 for such purpose. In connection with his resignation from the Company in June 1997, Mr. Besier surrendered the 960,000 shares of Common Stock to the Company in satisfaction of such loan. The Company recorded an expense of $227,000 in Fiscal 1997 to reflect the difference between the amount of the loan and the market value of the shares surrendered to the Company.

  On June 5, 1997, Avix consummated the acquisition of 7,748,871 shares of Common Stock of the Company formerly held by Sundar Subramaniam, Appleby Trust, Legacy Investment Partnership, and J&S Limited Partnership pursuant to an agreement dated as of April 22, 1997 for an aggregate purchase price of $8,000,000, of which $3,000,000 was paid in cash and $5,000,000 was paid in the form of two non-recourse promissory notes (the "Avix Acquisition"). Lennart Mengwall and Kevin Azzouz are general partners of Avix Associates, L.P., which is in turn the general partner of Avix.

  On April 24, 1997, in contemplation of the Avix Acquisition, Legacy Investment Partnership informed the Company by letter of its intent to nominate, at the next scheduled annual meeting of the stockholders of the Company, for a slate of directors consisting of Kevin Azzouz and Lennart Mengwall. On May 7, 1997, at the 1997 annual meeting of the stockholders of the Company, each of Messrs. Azzouz and Mengwall were elected to the Company's Board of Directors. Following the consummation of the Avix Acquisition on June 9, 1997, Mr. Mengwall was appointed as Chairman of the Board of Directors and Mr. Azzouz was appointed as Acting Chief Executive Officer, and Klaus P. Besier, the then Chairman of the Board of Directors and Chief Executive Officer of the Company, and Mark J. Gallagher, the then Chief Financial Officer of the Company, resigned from their respective positions. On October 14, 1997, Mr. Mengwall was appointed the Company's Chief Executive Officer and President.

  On February 3, 1998, the Company issued a promissory note in the amount of $150,000 to Joseph W. Seebach, the Company's Vice President of Sales & Marketing. The promissory note is secured by a perfected, first priority security interest in 100,000 restricted shares of the Company's Common Stock owned by Mr. Seebach. The promissory note is payable on December 31, 1999, and bears interest at a rate of six and one-half percent per annum.

CONFLICTS OF INTEREST

  Conflicts of interest may arise in the course of business transactions between the Company, its officers, directors and principal stockholders, and their affiliates. The Company believes that the transactions in which it was a party as described above were at terms no less favorable than the Company would have obtained from unaffiliated third parties. In connection with the Company's initial public offering, the Company adopted a policy that all future transactions between the Company and its officers, directors or other affiliates (other than compensation and employment matters) be reviewed by the Board of Directors on an on-going basis and submitted to the Audit Committee or other comparable body for review where appropriate.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of the date indicated by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 1997, (ii) each of the Company's Directors as of the Record Date, (iii) each of the named executive officers as of the Record Date and (iv) the Company's executive officers and Directors as a group as of the Record Date.

                                                    BENEFICIAL OWNERSHIP(2)
                                                    ------------------------
   NAME OF BENEFICIAL OWNER(1)                       SHARES(1)     PERCENT
   ---------------------------                      ------------- ----------
Avix Ventures, L.P.(3)............................      7,741,871      53.78%
 160 West 66th Street
 New York, NY 10023
OFFICERS AND DIRECTORS:
Lennart Mengwall(4)...............................      7,748,871      53.78%
Joseph W. Seebach(5)..............................        162,500       1.12
Klaus P. Besier(6)................................         14,667          *
Stephen R. Levy(7)................................         37,258          *
Ofer Nemirovsky(8)................................        486,548       3.38%
Kevin Azzouz(9)...................................      7,748,871      53.78%
All directors and executive officers as a group (9
 persons)(10).....................................      8,455,815      58.43%

--------
  * Represents less than 1% of the outstanding shares.

 (1) Information with respect to beneficial owners of more than 5% of the outstanding shares of Common Stock is based solely on information provided to the Company and reported to the Commission on Schedules 13G filed as of February 17, 1998.
 (2) All percentages have been determined as of the Record Date, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. As of the Record Date, a total of approximately 14,394,570 shares of Common Stock were issued and outstanding and options to acquire a total of 216,993 shares of Common Stock were exercisable within 60 days.
 (3) As reported on Schedule 13D/A filed with the Securities and Exchange Commission on June 24, 1997 by Avix Ventures, L.P., of which Avix Associates, L.P. is the general partner, of which Lennart Mengwall and Kevin Azzouz are general partners.
 (4) Represents shares held by Avix Ventures, L.P., of which Mr. Mengwall holds sole dispositive and voting powers with respect to 20,000 shares. Mr. Mengwall is a general partner of Avix Associates, L.P., the general partner of Avix Ventures L.P.
 (5) Includes 62,500 shares which Mr. Seebach may acquire upon exercise of stock options within 60 days of the Record Date.
 (6) Mr. Besier resigned from the Company in June 1997. Such figures represent information known to the Company based on its stock records.
 (7) Includes 3,925 shares which Mr. Levy may acquire upon exercise of stock options within 60 days after the Record Date.
 (8) Includes (i) 457,280 shares held by Hancock Venture Partners IV-Direct Fund L.P. and 24,067 shares held by Falcon Ventures II, L.P., the respective general partners of which Mr. Nemirovsky is a general partner, but as to which Mr. Nemirovsky disclaims beneficial ownership, and (ii) 3,925 shares of which Mr. Nemirovsky may acquire upon exercise of a stock option within 60 days after the Record Date.
 (9) Represents shares held by Avix Ventures, L.P., of which Lennart Mengwall holds sole dispositive and voting powers with respect to 20,000 shares. Mr. Azzouz is a general partner of Avix Associates, L.P., the general partner of Avix Venture, L.P.
(10) Includes 76,221 shares which may be acquired upon the exercise of stock options within 60 days after the Record Date (including 5,871 shares which may be acquired upon the exercise of stock options held by David W. Chapman, Chief Financial Officer, Treasurer and Secretary) and 100 shares held by Mr. Chapman.

                           EXPENSES OF SOLICITATION

  The Company will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

  The Company has retained Corporate Investor Communications, Inc. ("CIC") at a fee estimated at $5,500, plus reimbursement of reasonable out-of-pocket expenses, to assist in the solicitation of proxies. The Company has also agreed to indemnify CIC against certain liabilities and expenses, including liabilities under the Federal securities laws.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company on or before February 25, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Any such proposal should be mailed to: Secretary, OneWave, Inc., One Arsenal Marketplace, 2nd Floor, Watertown, MA 02172.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Commission and Nasdaq. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1996, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, with the exception of Lennart Mengwall and Kevin Azzouz who did not timely file Forms 3.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

----------------------          1.  Election of Director.       FOR     WITHHOLD
  ONE WAVE, INC.
----------------------                    Kevin Azzouz          [ ]        [ ]


Mark box at right if an   [ ]    NOTE: If you do not mark any box, your shares
address change or comment              will be voted FOR this Proposal.
has been noted on the
reverse side of this card.

RECORD DATE SHARES:             2.  Payment of compensation to Lennart Mengwall
                                    as an executive officer.

                                     FOR         AGAINST       ABSTAIN
                                     [ ]           [ ]           [ ]


                                 NOTE: If you do not mark any box, your shares
                                       will be voted FOR this Proposal.


                                3.  In their discretion, the proxies are
                                    authorized to vote upon any other business that may properly come before the meeting or any adjournment(s) thereof.

                                              --------------------------------
Please be sure to sign and date this Proxy.    Date
------------------------------------------------------------------------------


------Stockholder sign here-------------------------Co-owner sign here--------


DETACH CARD                                                        DETACH CARD


                                 ONEWAVE, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, July 24, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ONEWAVE, INC.

                                 ONEWAVE, INC.

                            ONE ARSENAL MARKETPLACE
                        WATERTOWN, MASSACHUSETTS 02172

                ANNUAL MEETING OF STOCKHOLDERS - JULY 24, 1998
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Joseph W. Seebach and David W. chapman as proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Stockholders of OneWave, Inc. (the "Company") to be held at Exchange Place, 53 State Street,Boston, Massachusetts 02109, on Friday, July 24, 1998, at
3:00 p.m., and any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
                  PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                  RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
================================================================================
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-----------------------------------       -----------------------------------

-----------------------------------       -----------------------------------

-----------------------------------       -----------------------------------